UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 14, 2010 (May 13, 2010)
Universal Biosensors, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-52607 (Commission File Number)	98-0424072 (I.R.S. Employer Identification Number)

1 Corporate Avenue, Rowville, 3178, Victoria Australia (Address of Principal Executive Offices)	Not Applicable (Zip Code)
+61 3 9213 9000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.
Universal Biosensors, Inc (the “Company”) held its annual meeting of stockholders on May 13, 2010. At the meeting, the Company’s stockholders (i) elected each of the Board’s nominees to serve as directors of the Company until the 2013 annual meeting of stockholders, or until their successors are duly elected and qualified, (ii) approved the remuneration report of the Company for the fiscal year ended December 31, 2009, and (iii) approved the grant of the following to Mark Morrisson: 180,000 zero exercise price employee options to acquire shares of the Company’s common stock, 150,000 market price employee options to purchase shares of the Company’s common stock and 581 restricted shares of the Company’s common stock.
The final number of votes cast for, against or withheld, as well as the number of abstentions, with respect to each matter is set forth below.

	For	Against	Withheld	Abstained
1. Election of Directors

Marshall Heinberg	104,494,755	181,237	—	1,000

Colin Adam	104,488,755	216,682	—	7,000

2. Approval of remuneration report	104,046,035	263,060	—	449,720

3. Approval of the grant of the following to Mark Morrisson

180,000 zero exercise price employee options to acquire shares of the Company’s commons tock	75,524,992	508,128	28,525,718	445,045

150,000 market price employee options to purchase shares of the Company’s common stock	75,524,992	392,042	28,525,718	445,045

581 restricted shares of the Company’s common stock	75,520,317	429,042	28,525,718	449,720
There were no broker non-votes for any of the matters listed above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.
Date: May 14, 2010	By:	/s/ Mark Morrisson
		Name:	Mark Morrisson
		Title:	Chief Executive Officer